CONSENT OF INDEPENDENT
                           CERTIFIED PUBLIC ACCOUNTANT



We consent to the use in this Registration Statement on Form S-4 of our report dated April 10, 2000, relating to the financial statements of Peppermill Capital Corporation, and to the reference to our Firm under the caption "Experts" in such Registration Statement.



                                                     KAUFMAN, ROSSIN & CO., P.A.



Miami, Florida
June 26, 2000